SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 15, 2003
                                                 ------------------


                            SDC International, Inc.
                            -----------------------

        Delaware                       0-27520               75-2583767
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(State or other jurisdiction       (Commission File        (IRS Employer
      of incorporation)                 Number)         Identification No.)



             231 Bradley Place
            Palm Beach, Florida                               33480
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  (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:   (561) 882-9300
                                                   ------------------------


                         Not applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)


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Item 5.  Other Events and Required FD Disclosure.
         ----------------------------------------

(a) The registrant has been notified by Terex Corporation ("Terex") that there has occurred and is continuing one or more events of default under that certain Loan Agreement dated as of February 20, 2002, by and between Tatra, a.s., ("Tatra"), the registrant, SDC Prague s.r.o., a subsidiary of the registrant, and Terex. Among other items, Terex has cited as an event of default the failure to pay interest under the Loan Agreement. Terex has agreed with the registrant that it will forebear from taking any action with respect to any of the events of default which it knows to be existing until July 31, 2003. Terex has further notified the registrant that if these events of default are not cured by July 31, 2003, that it currently intends to demand immediate repayment of all amounts owing and promptly take such actions and exercise such rights as are available to it under the Loan Agreement and related documents. The registrant is currently seeking to cure these events of default and to obtain additional financing on or before July 31, 2003, but there can be no assurance that it will be able to do so on satisfactory commercial terms or at all. If the registrant is not able to cure these events of default and Terex successfully exercises its available remedies under the Loan Agreement, then the registrant's business, operations and prospects will be materially adversely affected absent an agreement with Terex as to these matters.

(b) Alexander M. Haig, Jr. has resigned as a member of the board of directors of the registrant.

(c) Milota K. Srkal has resigned as a member of the board of directors and as an officer of the registrant. Mr. Srkal had earlier this year resigned as Chairman and CEO of SDC's truck manufacturing unit, Tatra.


Item 7.    Financial Statements, Pro Forma Financial Information
           and Exhibits.
           -----------------------------------------------------

(c)  Exhibits

     None.







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                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         SDC INTERNATIONAL, INC.


                         By:  /s/ Ronald A. Adams
                              ----------------------------------
                              Ronald A. Adams
                              Chief Executive Officer

Date:  July 15, 2003






















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